Exhibit 10.1

Executed Copy

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This AMENDMENT dated as of December 31, 2020 to the AMENDED AND RESTATED MANAGEMENT AGREEMENT made as of July 3, 2014, as amended from time to time (the “Management Agreement”), by and among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), each fund listed in Schedule A (each a “Partnership” and together, the “Partnerships”), CMF WINTON MASTER L.P., and WINTON CAPITAL MANAGEMENT LIMITED, a company registered in England and Wales (the “Advisor”, and together with CMF and the Partnerships, the “Parties”). This Amendment shall be effective as of January 1, 2021 (the “Effective Date”). Any terms used herein without its meaning defined shall have the meaning ascribed to that term in the Management Agreement.

W I T N E S S E T H:

WHEREAS, CMF allocates, from time to time, a certain amount of the assets of each Partnership to the Advisor to trade pursuant to the Management Agreement;

WHEREAS, the Parties wish to amend the Management Agreement to replace Schedule A and modify the payment of the incentive fee.

NOW, THEREFORE, the parties agree as follows:

1. Section 3(a) of the Management Agreement is amended by deleting it in its entirety and replacing it with the following:

“3. COMPENSATION. (a) In consideration of and as compensation for all of the services to be rendered by the Advisor to the CMF Feeder Funds under this Agreement, each CMF Feeder Fund shall pay the Advisor (i) an incentive fee payable as of the end of each calendar quarter equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the respective CMF Feeder Fund and (ii) a monthly fee for professional management services equal to 1/12 of 1.5% (1.5% per year) of the Net Assets of the respective CMF Feeder Fund allocated to the Advisor as at the beginning of the relevant month, which shall be equal to the prior month end Net Assets, net of all fees and expenses for the previous month, and decreased by any redemptions for such prior month end and increased by any subscriptions for the current month.”

2. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same agreement. Any signature on the signature page of this Amendment may be an original or electronically transmitted signature or may be executed by applying an electronic signature using DocuSign© or, if permitted by CMF (such permission not to be unreasonably withheld), any other similar program.

3. This Amendment shall be governed and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the date first written above.

CERES ABINGDON L.P. (FORMERLY, MANAGED FUTURES PREMIER ABINGDON L.P.)		CERES CLASSIC L.P.

By: Ceres Managed Futures LLC (General Partner)
By: Ceres Managed Futures LLC (General Partner)
		By	/s/ Patrick T. Egan
Patrick T. Egan
By	/s/ Patrick T. Egan	President & Director
Patrick T. Egan
President & Director		CERES MANAGED FUTURES LLC
CMF WINTON MASTER L.P.		By	/s/ Patrick T. Egan
Patrick T. Egan
By: Ceres Managed Futures LLC (General Partner)		President & Director

By	/s/ Patrick T. Egan	WINTON CAPITAL MANAGEMENT LIMITED
Patrick T. Egan
President & Director		By	/s/ Brigid Rentoul
Name: Brigid Rentoul
Title: Director
Date: 8 January 2021